Exhibit 8.2

[F&B LETTERHEAD]

June 8, 2005

AUGUST TECHNOLOGY CORPORATION

4900 West 78th Street

Bloomington, Minnesota 55435

Ladies and Gentlemen:

We have acted as counsel to August Technology Corporation, a Minnesota corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger Reorganization dated as of January 21, 2005 by and among Nanometrics, Inc., (“Parent”) Major League Merger Corporation (“Merger Sub 1”), Minor League Merger Corporation (“Merger Sub 2”) and the Company (the “Agreement”), and the merger contemplated by the merger agreement, pursuant to which Major League Merger Corporation would merge with the Company and each outstanding share of the Company’s common stock would be converted into the right to receive 0.6401 of a share of Parent common stock.

The merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Parent, which includes the Prospectus relating to the merger (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion including statements made in customary representation letters delivered by Parent and Company. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company and Parent in the Agreement and the Prospectus and the representation letters delivered by such parties.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the August Merger,” subject to the limitations and qualifications described therein, represents our opinion.

There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. However, in event of any changes to the facts, statements, representations, warranties or assumptions upon which we have relied, or any changes to the law or application of the law that could affect the accuracy of this opinion prior to the mailing of the Prospectus, we will file an updated opinion.

This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption, “Material United States Federal Income Tax Consequences of the August Merger.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ FREDRIKSON & BYRON, P.A.
FREDRIKSON & BYRON, P.A.